UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

 Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

FIDELITY NATIONAL FINANCIAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

On May 28, 2020, Fidelity National Financial, Inc. (“FNF” or the “Company”) and William P. Foley, II entered into a letter agreement (the “Letter Agreement”) amending the terms of Mr. Foley’s compensation as non-executive Chairman of the Board of FNF. Pursuant to the agreement, beginning June 1, 2020, Mr. Foley shall receive the following compensation for his service as non-executive Chairman:

•	A retainer of $50,000 per quarter.

•
An annual equity award with a grant date fair value of $300,000, which shall be granted at the same time and shall be subject to the same terms and conditions as the annual equity awards granted to our other non-employee directors.

•	Mr. Foley shall cease to participate in the Company’s equity portfolio incentive plan.

The foregoing description is qualified in its entirety by reference to the Letter Agreement, which is filed as Exhibit 99.1 to the Company’s 8-K filed with the Securities and Exchange Commission on May 29, 2020.